SCHEDULE 14C

(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☑	Preliminary Proxy Statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Proxy Statement

INCA DESIGNS, INC.
(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☐	Fee computed on table below per Exchange Act Rules 14C-5(g) and 0-11.

	1.	Title of each class of securities to which transaction applies:

	2.	Aggregate number of securities to which transaction applies:

	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

	4.	Proposed maximum aggregate value of transaction:

☐	Check box if any part of the fee is offset as provided by Exchange Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1.	Amount Previously Paid:

	2.	Form, Schedule or Registration Statement No.:

	3.	Filing Party:

	4.	Date Filed:

INCA DESIGNS, INC.

976 LEXINGTON AVENUE

NEW YORK, NY 10021

(516) 937-2828

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE

SECURITIES EXCHANGE ACT OF 1934 AND REGULATION 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY AND YOU

ARE REQUESTED NOT TO SEND US A PROXY

To the Stockholders of INCA Designs, Inc.:

NOTICE IS HEREBY GIVEN that certain stockholders of INCA Designs, Inc., a Nevada corporation (“INCA” or the “Company”) have consented to taking of corporate actions by consent in lieu of a meeting of stockholders. The corporate actions will be effective 20 days after the mailing of this information statement to:

Amend our Articles of Incorporation to increase the number of shares of Common Stock the Company is authorized to issue to 2,500,000,000.

Only stockholders of record at the close of business on July 2, 2008 are entitled to notice of these corporate actions. Holders of 51.56% of our Common Stock gave their written consent to the above corporate actions. This written consent was obtained pursuant to Section 78.320 of the Nevada Revised Statutes.

For further information regarding the matters as to which stockholder consent was given, I urge you to carefully read the accompanying Information Statement. If you have questions about these proposals or would like additional copies of the Information Statement, you should contact Stacy Josloff, Chief Executive Officer, INCA Designs, Inc., 976 Lexington Avenue, New York, NY 10021; telephone: (212) 327-3007.

By order of the Board of Directors

/s/ Stacy Josloff

Stacy Josloff Chairman of the Board Chief Executive Officer

New York, New York

July 2, 2008

INCA DESIGNS, INC.

976 LEXINGTON AVENUE

NEW YORK, NY 10021

(516) 937-2828

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934

This Information Statement (the “Information Statement”) is being mailed on or about July 15, 2008 to the holders of record at the close of business on July 2, 2008, of the Common Stock of INCA Designs, Inc., a Nevada corporation (“INCA” or the “Company”), in connection with action by written consent in lieu of a meeting to authorize and approve:

An amendment to our Articles of Incorporation increasing the number of authorized shares of our Common Stock, to 2,500,000,000 shares.

Members of the Board of Directors and stockholders owning or having voting authority for 368,587,000 shares of outstanding Common Stock have voted in favor of the above actions (the “Consenting Stockholders”). These stockholdings represent approximately 51.56% of the total outstanding common stock of INCA sufficient to take the proposed action on the record date of July 2, 2008. Dissenting stockholders do not have any statutory appraisal rights as a result of the action taken. The Board of Directors does not intend to solicit any proxies or consents from any other stockholders in connection with this action.

Section 78.320 of the Nevada Revised Statutes (the “Nevada Law”) provides that the written consent of the holders of the outstanding shares of voting stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting. Pursuant to Section 78.390 of the Nevada Law, a majority of the outstanding voting shares of stock entitled to vote thereon is required in order to amend the Articles of Incorporation. In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the above actions as early as possible in order to accomplish the purposes of the Company as herein described, the Company’s Board of Directors voted to utilize, and did in fact obtain, the written consent of the Consenting Stockholders who own shares representing a majority of our common stock.

Pursuant to Section 78.370 of the Nevada Law, the Company is required to provide prompt notice of the taking of the corporate action without a meeting to the stockholders of record who have not consented in writing to such action. This Information Statement is intended to provide such notice. No dissenters’ or appraisal rights under the Nevada Law are afforded to the Company’s stockholders because of the approval of the Proposals.

This Information Statement is being distributed pursuant to the requirements of Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The entire cost of furnishing this Information Statement will be borne by INCA. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

WHAT VOTE WAS REQUIRED TO APPROVE THE AMENDMENT?

For the approval of the proposed corporate actions, the affirmative vote of a majority of the shares of common stock outstanding and entitled to vote at the record date, or 357,447,408 shares, was required for approval.

CONSENTING SHAREHOLDERS

On June 25, 2008, our board of directors unanimously adopted resolutions declaring the advisability of, and recommended that stockholders approve the amendment to the Company’s Articles of Incorporation to increase the number of shares the Company is authorized to issue. In connection with the adoption of these resolutions, the board elected to seek the written consent of the holders of a majority of our outstanding shares in order to reduce the costs and implement the proposals in a timely manner.

On July 1, 2008, the following consenting stockholders, who collectively own approximately 51.56% of our common stock, consented in writing to the proposed Amendment:

Stephanie Hirsch	25.79%
Stacy Josloff	25.78%

Under Nevada law, we are required to give all stockholders written notice of any actions that are taken by written consent without a stockholder meeting. Under Section 14(c) of the Exchange Act, the transactions cannot become effective until 20 days after the mailing date of this Information Statement to our stockholders.

We are not seeking written consent from any of our stockholders and our other stockholders will not be given an opportunity to vote with respect to the transactions. All necessary corporate approvals have been obtained, and this Information Statement is furnished solely for the purposes of:

Advising stockholders of the action taken by written consent, as required by Nevada law; and

Giving stockholders advance notice of the actions taken, as required by the Exchange Act.

Stockholders who were not afforded an opportunity to consent or otherwise vote with respect to the actions taken have no right under Nevada law to dissent or require a vote of all our stockholders.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the Record Date, information concerning ownership of the Company’s securities by (i) each Director, (ii) each executive officer, (iii) all Directors and executive officers as a group; and (iv) each person known to the Company to be the beneficial owner of more than five percent of each class:

Unless otherwise noted, we believe that all shares are beneficially owned and that all persons named in the table have sole voting and investment power with respect to all shares of common stock owned by them. Applicable percentage of ownership is based on 714,894,814 shares of common stock outstanding as of July 2, 2008 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting of investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of July 2, 2008 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such persons, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

	Beneficial Ownership
Name of Beneficial Owner	Shares		Percentage
Stephanie Hirsch	184,293,500		25.77%
President, Secretary, Director

Stacy Josloff	494,293,500	*	69.14%
Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Treasurer

All Officers and Directors as a group (2 persons)	678,587,000		94.91%

*	This amount includes 184,293,500 shares currently owned and 310,000,000 shares underlying a convertible note.

APPROVAL OF AMENDMENT OF THE COMPANY’S

CERTIFICATE OF INCORPORATION

At present, the Company is authorized to issue 1,000,000,000 shares of Common Stock, and 10,000,000 shares of Preferred Stock. The Company’s Board of Directors approved an amendment to the Company’s Articles of Incorporation to increase the number of shares of Common Stock the Company is authorized to issue to 2,500,000,000. A copy of the Amendment to the Articles of Incorporation substantially in the form it will be filed with the Secretary of the State of Nevada is attached hereto as Appendix A.

Change in Authorized Capital Stock

The Board of Directors has approved an amendment to the Company’s Articles of Incorporation which would increase the number of authorized shares of Common Stock, from 1,000,000,000 to 2,500,000,000.

Discussion of the Amendment

Under the Company’s Articles of Incorporation, the Board of Directors of the Company has authority to issue authorized and unissued shares of Common and Preferred Stock without obtaining approval from the holders of the Common Stock. The holders of the Company’s Common Stock and Preferred Stock do not have preemptive rights. The Preferred Stock provisions give the Board of Directors broad authority to issue shares of Preferred Stock in one or more series and to determine such matters as the dividend rate and preference, voting rights, conversion privileges, redemption provisions, liquidation preferences and other rights of each series. Each share of Common Stock is entitled to one vote. The holders of any series of preferred stock issued in the future will be entitled to such voting rights as may be specified by the Board of Directors.

It is not possible to determine the actual effect of the Preferred Stock on the rights of the holders of Common Stock until the Board of Directors determines the rights of the holders of a series of the Preferred Stock. However, such effect might include (i) restrictions on the payment of dividends to the holders of the Common Stock; (ii) dilution of voting power to the extent that the holder of the Preferred Stock are given voting rights; (iii) dilution of the equity interests and voting powers if the Preferred Stock is convertible into Common Stock; and (iv) restrictions upon any distribution of assets to the holders of the Common Stock upon liquidation or dissolution and until the satisfaction of any liquidation preference granted to the holders of Preferred Stock. Because of the broad powers granted to the Board of Directors to issue shares of Preferred Stock and determine the rights, preferences and privileges of the holders of such series, the Board of Directors has the power to issue shares of Preferred Stock in a manner which could be used as a defensive measure against a hostile takeover or to keep the Board of Directors in power. However, the Board of Directors has no present plans to issue shares for such purpose.

Purpose

It is important we preserve our flexibility to issue additional shares of Common Stock and to reserve an adequate number of shares of Common Stock for future issuance pursuant to the conversion provisions of the Company’s outstanding Convertible Notes. The Board believes that the authorization of additional authorized shares of Common Stock is advisable to provide us with the flexibility to take advantage of opportunities to issue such stock in order to obtain capital, as consideration for possible acquisitions or for other purposes including, without limitation, the issuance of additional shares of Common Stock through stock splits and stock dividends in appropriate circumstances. There are, at present, no plans, understandings, agreements or arrangements concerning the issuance of additional shares of Common Stock, except for the shares to be issued pursuant to existing agreements or upon the exercise of stock options, warrants or other convertible securities, currently outstanding.

Effects of An Increase in Authorized Shares

Uncommitted authorized but unissued shares of Common Stock may be issued from time to time to such persons and for such consideration as the Board may determine. Holders of the then outstanding shares of Common Stock may or may not be given the opportunity to vote thereon, depending upon the nature of any such transactions, applicable law, the rules and policies of the Pink Sheets or other market which we qualify our Common Stock for trading, as the case may be, and the judgment of the Board regarding the submission of such issuance to a vote of our stockholders. Our stockholders have no preemptive rights to subscribe to newly issued shares.

Moreover, it is possible that additional shares of Common Stock would be issued under circumstances which would make the acquisition of a controlling interest in us more difficult, time-consuming, and costly, or otherwise discourage an attempt to acquire control of us. Under such circumstances the availability of authorized and unissued shares of Common Stock may make it more difficult for stockholders to obtain a premium for their shares. Such authorized and unissued shares could be used to create voting or other impediments or to frustrate a person seeking to obtain control of us by means of a merger, tender offer, proxy contest or other means. Such shares could be privately placed with purchasers who might cooperate with the board in opposing such an attempt by a third party to gain control of us or could also be used to dilute ownership of a person or entity seeking to obtain control of us. Although we do not currently contemplate taking such action, shares of Common Stock could be issued for the purposes and effects described above and the Board reserves its rights to issue such stock for such purposes.

The authorization of additional shares of Common Stock pursuant to this proposal will have no dilutive effect upon the proportionate voting power of our present stockholders. However, to the extent that shares are subsequently issued to persons other than our present stockholders, such issuance could have a dilutive effect on the earnings per share and voting power of present stockholders. If such dilutive effect on earnings per share occurs, we expect that any such dilutive effect would be relatively short in duration. As described above, we believe that the proposed increase in the number of authorized shares of Common Stock will provide the flexibility needed to meet corporate objectives and is in the best interest of our stockholders.

FORWARD LOOKING STATEMENTS

This Information Statement and other reports that we file with the SEC contain forward-looking statements about our business containing the words “believes,” “anticipates,” “expects” and words of similar import. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results or performance to be materially different from the results or performance anticipated or implied by such forward-looking statements. Given these uncertainties, shareholders are cautioned not to place undue reliance on forward-looking statements. Except as specified in SEC regulations, we have no duty to publicly release information that updates the forward-looking statements contained in this Information Statement. An investment in our Company involves numerous risks and uncertainties, including those described elsewhere in this Information Statement. Additional risks will be disclosed from time-to-time in our future SEC filings.

ADDITIONAL INFORMATION

This Information Statement should be read in conjunction with certain reports that we previously filed with the Securities and Exchange Commission (the “SEC”), including our:

Annual Report for the year ended December 31, 2007 (the “Form 10-KSB”);

Quarterly Report for the period ended March 31, 2008 (the “Form 10-Q”)

Copies of these reports are not included in this Information Statement but may be obtained from the SEC’s web site at “www.sec.gov.” We will mail copies of our prior SEC reports to any stockholder upon written request.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Stacy Josloff
Stacy Josloff
Chairman of the Board
Chief Executive Officer

New York, New York

July 2, 2008

APPENDIX A

CERTIFICATE OF AMENDMENT (Pursuant to NRS 78.385 and 78.390)

ABOVE SPACE FOR OFFICE USE ONLY

CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION

FOR NEVADA PROFIT CORPORATIONS

(Pursuant to NRS 78.384 and 78.390 – After Issuance of Stock)

1.        Name of corporation: INCA DESIGNS, INC.

2.        The articles have been amended as follows (provide article numbers, if available):

The first paragraph of Article 4 is amended to read as follows:

“The total number of shares of stock of all classes which the Corporation has authority to issue is 2,510,000,000 shares, of which 2,500,000,000 shares shall be common stock with a par value of $.0001 per share (“Common Stock”), and 10,000,000 shares shall be preferred stock with a par value of $.0001 per share (“Preferred Stock”).”

3.        The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 51.6%*

4.        Effective date of filing: July 2, 2008

5.        Office Signature (Required):

*If any proposed amendment would alter or change any preference or any relative of other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fee may cause this filing to be rejected.

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